UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

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Real Goods Solar, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Real Goods Solar, Inc.

110 16th Street, Suite 300

Denver, Colorado 80202

SUPPLEMENT TO THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND PROXY STATEMENT DATED JULY 6, 2017

The date of this Supplement is November 28, 2017

To our shareholders:

The information contained in this supplement amends and supplements the corresponding information in the Notice of Annual Meeting of Shareholders and Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on July 6, 2017 (the “Proxy Statement”) by Real Goods Solar, Inc., a Colorado corporation (“we”, “us”, “our”, or “RGS Energy”), in connection with the solicitation of proxies on behalf of RGS Energy for use at our 2017 Annual Meeting of Shareholders and at any adjournment, postponement, continuation or rescheduling thereof (the “2017 Annual Meeting”). The 2017 Annual Meeting, which was originally scheduled to be held on August 23, 2017, was reconvened and adjourned on October 4, 2017, and will reconvene at 10:00 a.m. local time on December 14, 2017 at the Holiday Inn Express, 401 17th Street, Denver, Colorado 80202.

As disclosed in our Current Report on Form 8-K filed with the SEC on November 17, 2017, Hein & Associates LLP (“Hein”), our independent registered public accounting firm, combined with Moss Adams LLP (“Moss Adams”) effective November 16, 2017. The audit committee of our board of directors has retained Moss Adams LLP as our independent registered public accounting firm for the year ending December 31, 2017. Accordingly, Proposal 3 in the Proxy Statement and related materials is hereby amended to reflect the recommendation of our board of directors that our shareholders ratify such appointment of Moss Adams in place of Hein.

As discussed in the Proxy Statement, the proxy card, our 2016 annual report, the Proxy Statement, and voting instructions are available at http://www.viewproxy.com/RealGoodsSolar/2017AM. You may also request a printed copy of the Proxy Statement and the proxy card by any of the following methods: (a) telephone at 303-222-8344; (b) Internet at http://www.viewproxy.com/RealGoodsSolar/2017AM; or (c) email at investorrelations@rgsenergy.com. Votes previously submitted with respect to Proposal 3 will be treated as votes for or against Proposal 2 as amended hereby.

Our Board of Directors recommends that you vote, or give instruction to vote, “FOR” each of the proposals in the Proxy Statement, including Proposal 3 as amended hereby.

Remember - every share and every vote counts. If you have any questions or need assistance in voting your shares, please call our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 toll-free.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS SUPPLEMENT AND THE ACCOMPANYING NOTICE AND THE INFORMATION INCLUDED HEREIN AND THEREIN SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Real Goods Solar, Inc.

110 16th Street, Suite 300

Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, DECEMBER 14, 2017

To our shareholders:

We will hold the 2017 annual meeting of shareholders of Real Goods Solar, Inc., a Colorado corporation (“we”, “us”, “our”, or “RGS Energy”), on Thursday, December 14, 2017, at 10:00 a.m. local time, at the Holiday Inn Express, 401 17th Street, Denver, CO 80202 for the following purposes:

1. to elect five directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

2. to amend the Real Goods Solar, Inc. 2008 Long-Term Incentive Plan to increase the number of shares authorized for issuance and the number of shares that a participant may receive in a fiscal year;

3. to ratify the appointment of Moss Adams LLP to audit our consolidated financial statements for the 2017 fiscal year; and

4. to transact such other business as may properly come before our annual meeting, or any adjournment(s) or postponement(s) thereof.

The original record date for our annual meeting was the close of business on July 6, 2017. Our board of directors has fixed the close of business on November 2, 2017 as the new record date for determining our shareholders entitled to notice of, and to vote at, our annual meeting. A complete list of our shareholders entitled to vote at our annual meeting will be available for inspection by our shareholders prior to our annual meeting upon written request before the annual meeting showing a proper purpose made during normal business hours at our Denver, Colorado office and subject to satisfaction of other requirements set forth in our bylaws. Only shareholders of record on the November 2, 2017 record date are entitled to notice of, and to vote at, our annual meeting and any adjournments or postponements thereof.

On or about November 3, 2017, we commenced mailing our shareholders (other than those to whom we previously mailed proxy materials and those who previously requested electronic delivery of our proxy materials) this proxy statement, the accompanying proxy card for the annual meeting, and the 2016 annual report. If you received your annual meeting materials by mail, the proxy statement and proxy card from our board of directors and our 2016 annual report were enclosed. If you received your annual meeting materials via email, the email contained voting instructions and links to the proxy statement, the proxy card and the 2016 annual report on the Internet, which are available at http://www.viewproxy.com/RealGoodsSolar/2017AM. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via email unless you elect otherwise.

Our shareholders are cordially invited to attend our annual meeting in person.

By Order of the Board of Directors,

November 28, 2017	/s/ Dennis Lacey
Dennis Lacey, Chief Executive Officer